Exhibit 99.1

Caribou Biosciences Reports Second Quarter 2025 Financial Results and Provides Business Update

-- Two robust clinical datasets from CB-010 and CB-011 expected to be disclosed in
H2 2025 --

-- $184 million in cash, cash equivalents, and marketable securities expected to fund the Company’s current operating plan into H2 2027 --

BERKELEY, Calif., August 12, 2025 (GLOBE NEWSWIRE) -- Caribou Biosciences, Inc. (Nasdaq: CRBU), a leading clinical-stage CRISPR genome-editing biopharmaceutical company, today reported financial results for the second quarter 2025 and provided a business update for its oncology clinical programs CB-010 and CB-011 with data disclosures on track for H2 2025.

“Caribou is advancing allogeneic CAR-T cell programs to deliver off-the-shelf therapies designed for rapid treatment and broad patient access,” said Rachel Haurwitz, PhD, Caribou’s president and CEO. “Our clinical programs, CB-010 for large B cell lymphoma and CB-011 for multiple myeloma, continue to generate encouraging Phase 1 results, reinforcing our conviction in the potential of these therapies. We remain on track to report robust datasets from both programs this year, which we expect to provide meaningful insights into the potential of our approach and the future of allogeneic CAR-T cell therapies.”
Clinical highlights
CB-010, a clinical-stage allogeneic anti-CD19 CAR-T cell therapy for B cell non-Hodgkin lymphoma
•Caribou completed enrollment of the 20-patient confirmatory cohort using the Company’s partial HLA matching strategy in the ANTLER Phase 1 clinical trial for patients with second-line large B cell lymphoma (2L LBCL).
•To date, data continue to demonstrate that a single dose of CB-010 has the potential to drive outcomes that are on par with the safety, efficacy, and durability of approved autologous CAR-T cell therapies.

CB-011, a clinical-stage allogeneic anti-BCMA CAR-T cell therapy for multiple myeloma
•Caribou completed planned enrollment for the dose escalation portion of the CaMMouflage Phase 1 clinical trial for patients with relapsed or refractory multiple myeloma (r/r MM).
•Caribou continues to observe encouraging efficacy in patients treated with CB-011 at multiple active dose levels.

2025 anticipated milestones
•CB-010 ANTLER: Caribou plans to present data from both the additional 2L and prior CD19 relapsed LBCL patient cohorts in H2 2025 and is interacting with the FDA on a potential pivotal trial to be initiated following alignment. This update is expected to include:
▪Initial safety and efficacy data on the confirmatory cohort (20 patients) with partial HLA matching, with a minimum of six months of follow up for the majority of patients, as well as an update on the larger, maturing dataset presented previously.
▪Pivotal trial design and timeline, contingent on positive data and FDA alignment.
•CB-011 CaMMouflage: Caribou plans to present dose escalation data from its ongoing CaMMouflage Phase 1 clinical trial in r/r MM in H2 2025. This update is expected to include:

▪Initial safety and efficacy data on a minimum of 25 patients at multiple dose levels using the deeper lymphodepletion regimen with at least three months of follow up.
▪Recommended dose(s) for expansion and plans for dose expansion.
Second quarter 2025 financial results
Cash, cash equivalents, and marketable securities: Caribou had $183.9 million in cash, cash equivalents, and marketable securities as of June 30, 2025, compared to $249.4 million as of December 31, 2024. Caribou expects its cash, cash equivalents, and marketable securities will be sufficient to fund its current operating plan into H2 2027.

Licensing and collaboration revenue: Revenue from Caribou’s licensing and collaboration agreements was $2.7 million for the three months ended June 30, 2025, compared to $3.5 million for the same period in 2024.

R&D expenses: Research and development expenses were $27.7 million for the three months ended June 30, 2025, compared to $35.5 million for the same period in 2024. The decrease was primarily related to the previously announced strategic pipeline prioritization and related workforce reduction and lower costs associated with the ongoing CB-010 ANTLER and CB-011 CaMMouflage Phase 1 clinical trials.

G&A expenses: General and administrative expenses were $10.4 million for the three months ended June 30, 2025, compared to $11.5 million for the same period in 2024. The decrease was primarily due to reduced personnel-related expenses, including stock-based compensation, related to the previously announced strategic pipeline prioritization and related workforce reduction, lower patent prosecution and maintenance costs, and lower legal and other service related expenses. The decrease was partially offset by an increase in other facilities and allocated expenses.

Non-recurring, non-cash impairment charges: Non-recurring, non-cash impairment charges were $21.3 million for the three months ended June 30, 2025, and include charges related to the previously announced strategic pipeline prioritization and an impairment of the Company's stock investment in a private company.

GAAP and non-GAAP net loss and net loss per share, basic and diluted: Caribou reported a net loss of $54.1 million, or $0.58 per share, basic and diluted, for the three months ended June 30, 2025, compared to $37.7 million, or $0.42 per share, basic and diluted, for the same period in 2024. Non-GAAP net loss for the three months ended June 30, 2025, excluding $21.3 million of non-cash impairment charges, was $32.8M, or $0.35 per share, basic and diluted.

Note regarding use of non-GAAP financial measures
In this press release, Caribou has presented certain financial information that has not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are non-GAAP net loss and non-GAAP net loss per share, which are defined as net loss and net loss per share, respectively, excluding non-cash impairment charges. Caribou believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Caribou’s operational performance from period-to-period by excluding items that are not indicative of Caribou's core business operations. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of Caribou’s operating results and underlying business trends. In addition, these non-GAAP financial measures are among the indicators Caribou’s management uses for planning purposes and to measure Caribou’s performance. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by Caribou may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Please refer to the below reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures.

About CB-010
CB-010 is an allogeneic anti-CD19 CAR-T cell therapy being evaluated in patients with relapsed or refractory B cell non-Hodgkin lymphoma (r/r B-NHL) in the ongoing ANTLER Phase 1 clinical trial. To Caribou’s knowledge, CB-010 is the first allogeneic CAR-T cell therapy in the clinic with a PD-1 knockout, a genome-editing strategy designed to enhance CAR-T cell activity by limiting premature CAR-T cell exhaustion. The FDA granted CB-010 Regenerative Medicine Advanced Therapy (RMAT), Orphan Drug, and Fast Track designations for B-NHL. Additional information on the ANTLER trial (NCT04637763) can be found at clinicaltrials.gov.

About CB-011
CB-011 is an allogeneic anti-BCMA CAR-T cell therapy being evaluated in patients with relapsed or refractory multiple myeloma (r/r MM) in the CaMMouflage Phase 1 trial. To Caribou’s knowledge, CB-011 is the first allogeneic CAR-T cell therapy in the clinic that is engineered to enable activity through an immune cloaking strategy with a B2M knockout and insertion of a B2M–HLA-E fusion protein to blunt immune-mediated rejection. CB-011 has been granted Fast Track and Orphan Drug designations by the FDA. Additional information on the CaMMouflage trial (NCT05722418) can be found at clinicaltrials.gov.

About Caribou Biosciences, Inc.
Caribou Biosciences is a clinical-stage CRISPR genome-editing biopharmaceutical company dedicated to developing transformative therapies for patients with devastating diseases. The Company’s genome-editing platform, including its Cas12a chRDNA technology, enables superior precision to develop cell therapies that are armored to potentially improve activity against diseases. Caribou is focused on CB-010 and CB-011 as off-the-shelf CAR-T cell therapies that have the potential to provide broad access and rapid treatment for patients with hematologic malignancies. Follow the Company @CaribouBio and visit www.cariboubio.com.

Forward-looking statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements include, without limitation, statements related to Caribou’s strategy, plans, and objectives, and expectations regarding its clinical programs, including its expectations relating to (i) the timing of reporting ANTLER Phase 1 clinical trial data in H2 2025 from both the additional 2L and prior CD19 relapsed LBCL patient cohorts and the timing of an ANTLER pivotal clinical trial, including reaching alignment with the FDA on a pivotal trial design; (ii) the timing of reporting dose escalation data in H2 2025 from the ongoing CaMMouflage Phase 1 clinical trial for

CB-011 in r/r MM; and (iii) its expected funding runway of cash, cash equivalents, and marketable securities. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements are subject to risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include, without limitation, risks inherent in the development of allogeneic CAR-T cell therapy products; uncertainties related to the initiation, cost, timing, progress, and results of its current and future research and development programs and clinical trials; the risk that initial, preliminary, or interim clinical trial data will not ultimately be predictive of the safety and efficacy of Caribou’s product candidates or that clinical outcomes may differ as patient enrollment continues and as more patient data becomes available; the risk that preclinical study results observed will not be borne out in human patients or different conclusions or considerations are reached once additional data have been received and fully evaluated; the ability to obtain key regulatory input and approvals; and risks related to its limited operating history, history of net operating losses, financial position, and its ability to raise additional capital as needed to fund its operations and product candidate development, as well as other risk factors described from time to time in Caribou’s filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-K for the year ended December 31, 2024, and subsequent SEC filings. In light of the significant uncertainties in these forward-looking statements, you should not rely upon forward-looking statements as predictions of future events. Except as required by law, Caribou undertakes no obligation to update publicly any forward-looking statements for any reason.

Caribou Biosciences, Inc.
Condensed Consolidated Balance Sheet Data
(in thousands)
(unaudited)

	June 30, 2025	December 31, 2024
Cash, cash equivalents, and marketable securities	$183,948	$249,386
Total assets	220,903	313,313
Total liabilities	54,771	60,362
Total stockholders’ equity	166,132	252,951
Total liabilities and stockholders' equity	$220,903	$313,313

Caribou Biosciences, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Licensing and collaboration revenue	$2,667	$3,464	$5,020	$5,893
Operating expenses:
Research and development	27,692	35,480	63,223	69,268
General and administrative	10,403	11,485	20,138	26,128
Impairment charges	12,150	—	12,150	—
Total operating expenses	50,245	46,965	95,511	95,396
Loss from operations	(47,578)	(43,501)	(90,491)	(89,503)
Other income (expense):
Impairment of equity investment	(9,158)	—	(9,158)	—
Change in fair value of the MSKCC success payments liability	451	1,795	785	2,098
Other income, net	2,187	4,009	4,775	8,474
Total other income (expense)	(6,520)	5,804	(3,598)	10,572
Net loss	(54,098)	(37,697)	(94,089)	(78,931)
Other comprehensive loss
Net unrealized (loss) gain on available-for-sale marketable securities, net of tax	(127)	3	(215)	(349)
Net comprehensive loss	$(54,225)	$(37,694)	$(94,304)	$(79,280)
Net loss per share, basic and diluted	$(0.58)	$(0.42)	$(1.01)	$(0.88)
Weighted-average common shares outstanding, basic and diluted	93,028,698	90,340,932	92,855,060	89,821,935
MSKCC: Memorial Sloan Kettering Cancer Center

Caribou Biosciences, Inc.
Reconciliation of GAAP to Non-GAAP Net Loss and Net Loss per Share
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net loss	$(54,098)	$(37,697)	$(94,089)	$(78,931)
Adjustments:
Non-cash impairment charges	21,308	—	21,308	—
Non-GAAP net loss	$(32,790)	$(37,697)	$(72,781)	$(78,931)
Net loss per share, basic and diluted	$(0.58)	$(0.42)	$(1.01)	$(0.88)
Adjustments:
Non-cash impairment charges per share	0.23	—	0.23	—
Non-GAAP net loss per share, basic and diluted*	$(0.35)	$(0.42)	$(0.78)	$(0.88)
Weighted-average common shares outstanding, basic and diluted	93,028,698	90,340,932	92,855,060	89,821,935
*Non-GAAP net loss per share, basic and diluted may not total due to rounding

Caribou Biosciences, Inc. contact:
Peggy Vorwald, PhD
investor.relations@cariboubio.com
media@cariboubio.com

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